EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At The Company -	- At ALPHA IR -
Scott F. Stephens	Analyst Contact:
Vice President - Finance & CFO	Monica Gupta
(847) 349-2577	(312) 485-2870
Email: sstephens@amcastle.com	Email: monica.gupta@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, JULY 30, 2013

A. M. CASTLE & CO. REPORTS 2013 SECOND QUARTER RESULTS;
CONTINUED STRONG CASH FLOW GENERATION, RESTRUCTURING COMPLETED ON SCHEDULE

OAK BROOK, IL, JULY 30th – A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the second quarter ended June 30, 2013.

Consolidated net sales were $273.4 million for the three months ended June 30, 2013, compared to $329.4 million in the second quarter of 2012.  Reported net loss for the quarter was $3.8 million, or a loss of $0.16 per diluted share, compared to a net loss of $3.0 million, or a loss of $0.13 per diluted share, in the prior year quarter.  Adjusted non-GAAP net income for the second quarter of 2013, as reconciled in the financial statement table below, was $0.4 million, or income of $0.02 per diluted share, compared to $2.6 million, or income of $0.11 per diluted share, in the second quarter of last year. The Company’s EBITDA, as defined and reconciled in the financial statement table below, was $5.1 million, or 1.9% of net sales, in the second quarter of 2013, compared to $17.1 million, or 5.2% of net sales, in the second quarter of 2012. Adjusted EBITDA, as reconciled in the financial statement table below, was $11.6 million, or 4.2% of net sales, in the second quarter of 2013, compared to $18.9 million, or 5.7% of net sales, in the second quarter of 2012 and $8.8 million, or 3.0% of net sales in the first quarter of this year. Net cash generated from operations was $23.5 million for the quarter and $56.1 million for the first half of 2013.

"While our top-line performance trailed industry benchmarks due to the late cycle nature of our business, I am pleased with our execution during the quarter, in particular the continuation of our strong cash flow generation, the completion of our announced restructuring activities on schedule and within budget, and improvements in our customer service," said Scott Dolan, CEO of A.M. Castle & Co. "We achieved the structural cost improvements contemplated for the first half of this year, and we started to see those cost improvements benefit our financial results later in the second quarter in-line with our expectations. In addition, we achieved the $25 million replacement cost basis inventory reduction that we had targeted for the second quarter."

In the Metals segment, second quarter 2013 net sales of $239.5 million were 20.7% lower, on a per-day basis, than the second quarter of last year and 10.2% lower, on a per-day basis, than the first quarter of 2013, primarily due to lower volumes. Metals segment tons sold per day for the second quarter of 2013 were down 20.1% from the second quarter of 2012 and down 6.7% compared to the first quarter of 2013.

EX-1-

In the Plastics segment, second quarter 2013 net sales of $34.0 million were $1.8 million, or 5.6% higher than the prior year period and $0.4 million, or 1.1% lower than the first quarter of 2013. The net sales growth compared to the prior year was primarily driven by strength in the automotive business.

Gross material margins were 26.3% in the second quarter, compared to 25.0% in the first quarter this year and 26.9% in the same quarter last year. Reported gross material margins included LIFO income of $3.0 million for the second quarter of 2013 and LIFO expense of $0.7 million in the first quarter of this year and $1.5 million in the same quarter last year.

Operating expenses, including $5.6 million of restructuring charges, were $75.7 million in the second quarter of 2013 compared to $79.2 million a year ago and $74.3 million, including restructuring charges of $2.2 million, in the first quarter of this year. As previously communicated, the Company has targeted $33 million of annual operating income improvement as part of the restructuring plan. During the second quarter, the Company completed its anticipated restructuring activities including the consolidation of five warehouse facilities and the realignment of targeted corporate functions. The $6.1 million of pre-tax restructuring charges recorded in the second quarter were primarily related to lease termination costs and shutdown costs for the five consolidated facilities. Cumulative restructuring charges through June 30, 2013 were $9.1 million compared to the Company's estimate of $10.0 million, the remainder of which will be incurred during the second half of 2013.

Equity in earnings of the Company’s joint venture was $1.5 million in the second quarter of 2013, which was $0.2 million less than the same period last year and comparable to the first quarter of 2013.

The Company recorded an income tax benefit of $7.8 million for the quarter ended June 30, 2013 compared to an income tax benefit of $0.6 million for the same period last year. The Company's effective tax rate for the six months ended June 30, 2013 was 34.6%, which is consistent with the Company's estimated tax rate for the full year 2013.

The Company’s net debt-to-capital ratio improved to 38.8% at June 30, 2013 from 43.4% at December 31, 2012. Total debt outstanding, net of unamortized discount, was $258.8 million at June 30, 2013 and $297.1 million at December 31, 2012. The cash and cash equivalents balance at June 30, 2013 was $33.2 million compared to $21.6 million at December 31, 2012. The Company had no cash borrowings under its revolving credit facilities at June 30, 2013 compared to $40.0 million at December 31, 2012. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Dolan concluded, “With our announced restructuring activities now complete, we are focused on continuous improvement while transforming A.M. Castle into a more profitable enterprise. In terms of market demand, our outlook for the second half of 2013 is comparable to what we have seen in the first six months of this year. Continuing to evolve our commercial and sales execution is a critical component of our growth strategy and thus, I was very excited to introduce Steve Letnich as our new Chief Commercial Officer earlier this month. With Steve's extensive experience and expertise in the metals industry, I am confident in his ability to lead A.M. Castle's sales force initiatives while focusing our efforts on revenue generation and market penetration."

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the second quarter and discuss business conditions and outlook.  The call can be accessed via the internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx or by calling (888) 517-2513 or (847) 619-6533 and citing code 8306 548#. A supplemental presentation accompanying the webcast can also be accessed at the link provided at the investor relations page of the Company's website.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.  A replay of the conference call will also be available by calling (888) 843-7419 and (630) 652-3042 and citing code 8306 548#.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of more than 50 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

EX-2-

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2012.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

EX-3-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended		For the Six Months Ended
(Dollars in thousands, except per share data)
Unaudited	June 30,		June 30,
	2013	2012	2013	2012
Net sales	$273,410	$329,392	$566,124	$692,308
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	201,461	240,681	420,892	504,648
Warehouse, processing and delivery expense	35,820	38,474	71,404	77,000
Sales, general, and administrative expense	27,666	34,203	57,542	69,857
Restructuring charges	5,593	—	7,818	—
Depreciation and amortization expense	6,633	6,474	13,204	13,087
Operating (loss) income	(3,763)	9,560	(4,736)	27,716
Interest expense, net	(10,090)	(9,964)	(20,278)	(20,157)
Interest expense - unrealized loss on debt conversion option	—	(4,257)	—	(15,597)
Other income (expense)	745	(691)	(1,554)	(249)
Loss before income taxes and equity in earnings of joint venture	(13,108)	(5,352)	(26,568)	(8,287)
Income taxes	7,815	641	9,184	(3,732)
Loss before equity in earnings of joint venture	(5,293)	(4,711)	(17,384)	(12,019)
Equity in earnings of joint venture	1,494	1,733	2,963	4,741
Net loss	$(3,799)	$(2,978)	$(14,421)	$(7,278)
Basic loss per share	$(0.16)	$(0.13)	$(0.62)	$(0.32)
Diluted loss per share	$(0.16)	$(0.13)	$(0.62)	$(0.32)
EBITDA *	$5,109	$17,076	$9,877	$45,295

*Earnings before interest, taxes, and depreciation and amortization. See reconciliation to net loss below.

Reconciliation of EBITDA and of adjusted EBITDA to net loss:	For the Three Months Ended		For the Six Months Ended

	June 30,		June 30,
	2013	2012	2013	2012
Net loss	$(3,799)	$(2,978)	$(14,421)	$(7,278)
Depreciation and amortization expense	6,633	6,474	13,204	13,087
Interest expense, net	10,090	9,964	20,278	20,157
Interest expense - unrealized loss on debt conversion option	—	4,257	—	15,597
Income taxes	(7,815)	(641)	(9,184)	3,732
EBITDA	5,109	17,076	9,877	45,295
Non-GAAP net income adjustments (a)	6,476	1,857	10,489	1,423
Adjusted EBITDA	$11,585	$18,933	$20,366	$46,718

(a) Non-GAAP net income adjustments relate to restructuring charges for the 2013 periods, CEO transition costs for the 2012 periods and unrealized losses for commodity hedges for all periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net (Loss) Income to Reported Net Loss' table below.

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(Dollars in thousands, except par value data)	June 30,	December 31,
Unaudited	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$33,184	$21,607
Accounts receivable, less allowances of $3,489 and $3,529	151,993	138,311
Inventories, principally on last-in first-out basis (replacement cost higher by $137,147 and $139,940)	246,862	303,772
Prepaid expenses and other current assets	11,562	11,369
Deferred income taxes	11,947	3,723
Income tax receivable	8,332	7,596
Total current assets	463,880	486,378
Investment in joint venture	38,727	38,854
Goodwill	69,513	70,300
Intangible assets	75,603	82,477
Prepaid pension cost	14,198	12,891
Other assets	18,508	18,266
Property, plant and equipment
Land	4,922	5,195
Building	52,912	52,884
Machinery and equipment	175,424	178,664
Property, plant and equipment, at cost	233,258	236,743
Less - accumulated depreciation	(156,918)	(157,103)
Property, plant and equipment, net	76,340	79,640
Total assets	$756,769	$788,806
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$87,205	$67,990
Accrued liabilities	37,814	36,564
Income taxes payable	960	1,563
Current portion of long-term debt	398	415
Short-term debt	—	500
Total current liabilities	126,377	107,032
Long-term debt, less current portion	258,366	296,154
Deferred income taxes	31,104	32,350
Other non-current liabilities	6,808	5,279
Pension and post retirement benefit obligations	10,835	10,651
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,452 shares issued and 23,350 outstanding at June 30, 2013 and 23,211 shares issued and 23,152 outstanding at December 31, 2012	234	232
Additional paid-in capital	222,597	219,619
Retained earnings	124,818	139,239
Accumulated other comprehensive loss	(22,881)	(21,071)
Treasury stock, at cost—102 shares at June 30, 2013 and 59 shares at December 31, 2012	(1,489)	(679)
Total stockholders' equity	323,279	337,340
Total liabilities and stockholders' equity	$756,769	$788,806

EX-5-

CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Six Months Ended
(Dollars in thousands)	June 30,
Unaudited	2013	2012
Operating activities:
Net loss	$(14,421)	$(7,278)
Adjustments to reconcile net loss to net cash from (used in) operating activities:
Depreciation and amortization	13,204	13,087
Amortization of deferred (gain) loss	(778)	15
Amortization of deferred financing costs and debt discount	3,443	3,028
Loss on sale of fixed assets	27	26
Unrealized loss on debt conversion option	—	15,597
Unrealized losses on commodity hedges	1,435	876
Equity in earnings of joint venture	(2,963)	(4,741)
Dividends from joint venture	3,091	1,465
Deferred tax benefit	(9,902)	(903)
Share-based compensation expense	1,051	1,943
Excess tax benefits from share-based payment arrangements	(471)	(63)
Increase (decrease) from changes in:
Accounts receivable	(14,728)	3,170
Inventories	55,380	(92,270)
Prepaid expenses and other current assets	(268)	(10,751)
Other assets	(537)	757
Prepaid pension costs	(174)	(905)
Accounts payable	20,736	61,735
Income taxes payable and receivable	(947)	4,174
Accrued liabilities	1,563	8,490
Postretirement benefit obligations and other liabilities	1,373	(3,081)
Net cash from (used in) operating activities	56,114	(5,629)
Investing activities:
Capital expenditures	(5,436)	(4,689)
Proceeds from sale of fixed assets	745	6
Net cash used in investing activities	(4,691)	(4,683)
Financing activities:
Short-term borrowings (repayments), net	(500)	500
Proceeds from long-term debt	115,300	337,135
Repayments of long-term debt	(155,169)	(336,120)
Payment of debt issue costs	—	(1,503)
Exercise of stock options	991	104
Excess tax benefits from share-based payment arrangements	471	63
Net cash from (used in) financing activities	(38,907)	179
Effect of exchange rate changes on cash and cash equivalents	(939)	58
Net change in cash and cash equivalents	11,577	(10,075)
Cash and cash equivalents—beginning of year	21,607	30,524
Cash and cash equivalents—end of year	$33,184	$20,449

EX-6-

Reconciliation of Adjusted Non-GAAP Net Income (Loss) to Reported Net Loss:	For the Three Months Ended		For the Six Months Ended
(Dollars in thousands, except per share data)
Unaudited	June 30,		June 30,
	2013	2012	2013	2012
Net loss, as reported	$(3,799)	$(2,978)	$(14,421)	$(7,278)
Restructuring charges (a)	6,072	—	9,054	—
Interest expense - unrealized loss on debt conversion option	—	4,257	—	15,597
CEO transition costs, net	—	547	—	547
Unrealized losses on commodity hedges	404	1,310	1,435	876
Tax effect of adjustments	(2,285)	(557)	(3,781)	(427)
Adjusted non-GAAP net income (loss)	$392	$2,579	$(7,713)	$9,315
Adjusted non-GAAP basic income (loss) per share	$0.02	$0.11	$(0.33)	$0.41
Adjusted non-GAAP diluted income (loss) per share	$0.02	$0.11	$(0.33)	$0.39
(a) Restructuring charges include costs associated with the write-off of inventory included in cost of materials in the condensed consolidated statements of operations and costs recorded to the restructuring charges line item within the condensed consolidated statements of operations.

TOTAL DEBT	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2013	2012
SHORT-TERM DEBT
Foreign	$—	$500
Total short-term debt	—	500
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	225,000	225,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 15, 2015	—	39,500
Other, primarily capital leases	1,197	1,400
Total long-term debt	283,697	323,400
Less: unamortized discount	(24,933)	(26,831)
Less: current portion	(398)	(415)
Total long-term portion	258,366	296,154
TOTAL DEBT	$258,764	$297,069

EX-7-

Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	June 30,	December 31,
Unaudited	2013	2012
Total Debt	$258,764	$297,069
Less: Cash and Cash Equivalents	(33,184)	(21,607)
NET DEBT	$225,580	$275,462

Stockholders' Equity	$323,279	$337,340
Total Debt	258,764	297,069
CAPITAL	$582,043	$634,409

NET DEBT-TO-CAPITAL	38.8%	43.4%

Reconciliation of First Quarter 2013 EBITDA and of adjusted EBITDA to net loss:	For the Three Months Ended March 31, 2013
(Dollars in thousands)
Unaudited
Net loss, as previously reported	$(10,622)
Depreciation and amortization expense	6,571
Interest expense, net	10,188
Income taxes	(1,369)
EBITDA	4,768
Restructuring Charges	2,982
Unrealized losses on commodity hedges	1,030
Adjusted EBITDA	$8,780

EX-8-